Exhibit 99.1

SHEA DEVELOPMENT CORP.

Shea Development Corp.

to Acquire CRI Advantage, Inc.

Acquisition enhances Shea’s rapidly growing position in the

Business Process Management Space

Dallas, TX -November 6, 2007 - Shea Development Corp., (OTCBB: SDLP) (“Shea”) an emerging leader in the business process management (“BPM”) space, today announced the signing of a definitive agreement to acquire CRI Advantage Inc (“CRI”) in a cash and stock transaction.  CRI is an information technology consulting and managed services firm with a core focus in the government and commercial industries.  The addition of CRI will extend Shea’s enterprise service offerings in the BPM market, expand Shea’s enterprise customer base, and increase the company’s presence in the local, state and federal government sector.

“We are excited to merge these two companies as we continue to execute our consolidation strategy to drive long term growth and focus in the BPM space,” said Frank Wilde, Chairman and Chief Executive Officer of Shea. “CRI brings proven management talent, a significant customer base, excellent product and service offerings and expertise in the fortune 500 market.  This acquisition will enable us to leverage our existing capabilities and expand new services to our current customers. It will also add deep technical expertise in the managed services arena and enable us to cross sell and upsell new services to all of our joint customers.  We fully expect that these new members of our team will contribute to the success of our business in 2008.”

Gary Brookshier, Chief Executive Officer of CRI said, “We are excited to be a part of this emerging enterprise.  As information technology solutions become more complex, our customers’ needs remain a key focus. The combined company enables us to more effectively implement and service our customers with a broader portfolio.  Joining forces with Shea will accelerate our success as we leverage our customer base and elevate our growing presence in the BPM market.”

The transaction is subject to customary closing conditions, and is expected to close in the fourth calendar quarter of 2007.

About Shea Development Corp.

Shea Development Corp. delivers Business Process Management Software Solutions and Service Offerings.  Shea’s solutions improve its customers’ ability to make better decisions, manage critical business processes, reduce expenditures, and improve efficiency.  Shea is an emerging leader in this industry and has a commitment to deliver tangible business results to its customers.  Shea serves customers in the government, commercial and utility markets through its subsidiaries Riptide Software, Inc., Bravera Inc., and its MeterMesh products business with offices in Reston, Virginia; Orlando, Florida; and Ft. Worth, Texas.  The company has a strong track record of delivering mission-critical, zero-defect solutions on custom, mid-to-large-scale software systems for government, commercial and utility customers.

For more information about Shea and its subsidiaries, please visit www.riptidesoftware.com.

About CRI Advantage Inc.

CRI is a “service delivery focused” company, with nearly 20 years experience developing and managing IT systems for Fortune 100 and 500 companies, as well as state and federal agencies.  CRI’s depth of experience managing enterprise scale systems globally, 7X24 allows it to customize service delivery for each customer, providing the right combination of service level, system availability and cost efficiency.  CRI offers expert IT Consulting, Productized Services, and Managed Services.  For more information, please visit www.criadvantage.com.

FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “anticipate,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies.

Some of the effects that could cause actual results to differ from expectations are: a lack of Shea operating history; the uncertainty of success of our acquisition strategy to grow the Company; uncertainty of Shea’s ability to successfully integrate the acquired companies into Shea; dependence upon the federal, state and local agencies and industries and companies which experience volatility in funding budgets and sales cycles that may be lengthy and unpredictable; the uncertainty that the combined companies’ prospective sales pipeline will result in final contracts; uncertainty of ability to compete effectively in the BPM market; and other risks and uncertainties more fully explained in Shea’s filings with the Securities and Exchange Commission (“SEC”).

For a discussion of these and other risk factors, see the company’s Current Report on Form 8-K filed on March 8, 2007 and its Quarterly Report on
Form 10-QSB for the three and six months ended June 30, 2007, filed with the SEC on August 14th, 2007. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. Shea operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on Shea’s business or events described in any forward-looking statements. Shea disclaims any obligation to publicly update or revise any forward-looking statements after the date of this press release to conform them to actual results.

Contact:

Shea Development Corp

Rich Connelly, 214-594-2340

rich.connelly@bravera.com

or

The Blueshirt Group

Stacie Bosinoff, 415-217-7722

stacie@blueshirtgroup.com

Todd Friedman, 415-217-7722

todd@blueshirtgroup.com